Exhibit 24

                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, the undersigned directors of Valmont Industries, Inc. constitute and appoint each of Mogens C. Bay and Terry J. McClain as their true and lawful attorney-in-fact and agent, with each having full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, together or each without the other, to execute a registration statement on Form S-3 for the registration under the Securities Act of 1933 of resales of the shares of common stock of Valmont Industries, Inc., par value $1.00 per share, issued in connection with Valmont Industries, Inc.'s acquisition of PiRod, Inc., and any and all amendments and post-effective amendments and supplements to the registration statement and any and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, granting unto each of such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such director might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal this 26th day of April, 2001.

/s/  Robert B. Daugherty                      /s/  Bruce Rohde
Robert B. Daugherty                           Bruce Rohde

/s/  John E. Jones                            /s/  Walter Scott, Jr.
John E. Jones                                 Walter Scott, Jr.

/s/   Thomas F. Madison                       /s/  Kenneth E. Stinson
Thomas F. Madison                             Kenneth E. Stinson

/s/  Charles D. Peebler, Jr.
Charles D. Peebler, Jr.